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Exhibit 10.9

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement ("First Amendment") is entered into between Copano/Operations, Inc., a Texas corporation ("Employer"), R. Bruce Northcutt ("Employee"), and the entities set forth on Exhibit A hereto (the "Copano Controlling Entities") on this 30th day of July, 2004 (the "Effective Date"). Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

RECITALS

        WHEREAS, the parties have entered into an Employment Agreement dated April 9, 2003 ("Employment Agreement"), providing, among other matters, for Employer to loan Employee $120,000 (the "Purchase Price"), to be used by Employee in connection with his acquisition of 140,000 Special Units from Copano Holdings (now named Copano Energy, L.L.C.); and

        WHEREAS, effective April 1, 2003, Copano Holdings reflected a subscription receivable from Mr. Northcutt for the Purchase Price although certificates representing the Special Units have not been issued to Mr. Northcutt; and

        WHEREAS, $40,000 of the subscription receivable from Mr. Northcutt to Copano Holdings was forgiven on April 1, 2004; and

        WHEREAS, in connection with the issuance of the certificates representing the Special Units to Employee, Employee desires to borrow $80,000 from Employer to refinance the balance of Copano Holdings' subscription receivable;

        WHEREAS, the parties have determined that it is in their mutual interest to amend the Employment Agreement, and take certain other actions, as follows;

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

AGREEMENT

        1.     Amendment of Employment Agreement. Effective from and after the Effective Date:

        (a)   the Employment Agreement is hereby amended to delete the text of Section 5.1, and to insert in lieu thereof:

  "5.1 Loan for Acquisition of Special Units of Copano Holdings. Copano Holdings has sold to Employee 140,000 Special Units of Copano Holdings (the "Special Units") pursuant to the terms of the Restricted Unit Purchase Agreement dated April 9, 2003 between Copano Holdings and Employee (the "Restricted Unit Purchase Agreement"). On July 30, 2004, Employer shall loan Employee $80,000 (Eighty Thousand and 00/100 Dollars) (the "Loan"), which shall be used by Employee for the refinancing of the acquisition of the Special Units pursuant to the Restricted Unit Purchase Agreement, and which shall be evidenced by a Promissory Note in the form attached as Exhibit B (the "Note"). As security for repayment of the Loan and as a condition thereto, the Employee shall deliver to Employer the Special Units pursuant to a Pledge Agreement between Employer and Employee, in the form attached as Exhibit C (the "Pledge Agreement")."

        (b)   the Employment Agreement is hereby amended to delete the text of Section 5.2(a), and to insert in lieu thereof:

  "5.2 Forgiveness of Note in Certain Circumstances. (a) Upon each of April 1, 2005 and April 1, 2006 and provided that Employee is employed by Employer on each of such dates, Employer shall forgive one-half (1/2) of the outstanding original principal amount of the Note plus interest accrued and unpaid to such date. Additionally, upon the occurrence of any of the following, Employer shall forgive any outstanding principal and accrued and unpaid interest under the Note:

            (i)  upon a termination of this Agreement by Employer other than for "cause" pursuant to Section 6.1(a)(i) hereof, including termination upon Employees' death pursuant to Section 6.1(a)(ii) or Disability (as defined herein) pursuant to Section 6.1(a)(iii); or

           (ii)  upon a Liquidating Event (as defined herein).

  Upon each partial forgiveness of the Note pursuant to this section, Employer shall make appropriate notations to the Note to reflect such forgiveness and shall release one-half (1/2) of the Special Units from the Pledge Agreement. Upon forgiveness of the entire principal amount of the Note and accrued interest, Employer shall promptly cancel the Promissory Note, return it to Employee, and release all the Special Units from the Pledge Agreement."

        (c)   the Employment Agreement is hereby amended to insert a new Section 5.4 as follows:

  "5.4 Additional Payments. If the Note is not then outstanding, upon the occurrence of any date upon which a portion of the Note would be forgiven pursuant to Section 5.2(a) (a "Trigger Date"), Employer shall pay Employee or his estate an amount equal to the amount that would have otherwise been forgiven on that date plus the "Bonus Gross-Up Payment" (as defined below). In addition, Employer agrees:

          (a)   in the event of a voluntary resignation by Employee or termination of Employee's employment "for cause" and Copano Holdings does not exercise the Company Option (as defined in the Restricted Unit Purchase Agreement) with respect to Employee's Special Units, Employer shall pay Employee or his estate on any Trigger Date an amount equal to the amount that would have otherwise been forgiven on that date plus the Bonus Gross-Up Payment; and

          (b)   in the event of a voluntary termination of employment by Employee and Employee exercises the Put Right (as defined in the Restricted Unit Purchase Agreement) with respect to the Employee's Special Units, Employer shall pay Employee or his estate an amount equal to the amount by which Employee's Capital Account (as defined in the Restricted Unit Purchase Agreement) exceeds $40,000 plus the Bonus Gross-Up Payment; provided, however, in no event shall the payment exceed $80,000 plus the Bonus Gross-up Payment.

  As used herein, the term "Bonus Gross-Up Payment" means a payment in such amount as is required in order to permit the Employee to pay Taxes attributable to any amount payable under this Section 5.4 (including the Bonus Gross-Up Payment), including any income tax imposed on the Bonus Gross-Up Payment, equal to no more than $1 in excess of the aggregate Bonus Gross-Up Payments received."

        (d)   the Employment Agreement is hereby amended (i) to insert a new Exhibit B (Promissory Note) in the form attached hereto as Exhibit A and (ii) to insert a new Exhibit C (Pledge Agreement) in the form attached hereto as Exhibit B.

        2.     Employment Agreement to Remain in Full Force and Effect. The Employment Agreement, as amended hereby, shall remain in full force and effect.

        3.     Further Assurances. The parties will execute such additional documents and instruments, and take such further actions, as are necessary or appropriate to give effect to the terms of this First Amendment.

        4.     Applicable Law. This First Amendment shall be governed by and construed in accordance with laws in the state of Texas.

        5.     Execution. This First Amendment will be executed in multiple counterparts, each of which shall be deemed in original but all of which shall be deemed one instrument.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above, to be effective for all purposes as of the Effective Date.

(Signature pages follow.)

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/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt
COPANO/OPERATIONS, INC.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO ENERGY SERVICES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO ENERGY SERVICES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO FIELD SERVICES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO FIELD SERVICES/CENTRAL GULF COAST (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO NGL SERVICES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO PIPELINES, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO PIPELINES (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO PROCESSING (TEXAS), L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer
COPANO/WEBB-DUVAL PIPELINE, INC.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr., Chairman and Chief Executive Officer

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Exhibit A

Copano Controlling Entities:

Copano Energy Services, L.L.C.
Copano Energy Services (Texas), L.L.C.
Copano Field Services, L.L.C.
Copano Field Services/Central Gulf Coast (Texas), L.L.C.
Copano NGL Services (Texas), L.L.C.
Copano Pipelines, L.L.C. Copano Pipelines (Texas), L.L.C.
Copano Processing (Texas), L.L.C.
Copano/Webb-Duval Pipeline, Inc.

Exhibit B

PROMISSORY NOTE

$80,000.00

July 30, 2004

        1.     Principal and Interest. FOR VALUE RECEIVED, the undersigned borrower ("Borrower") promises to pay to Copano/Operations, Inc., a Texas corporation (the "Company") at its principal offices the principal amount of $80,000.00. The principal amount, together with accrued interest on said principal, shall be due and payable on the earlier of (i) April 28, 2006, (ii) sixty-five (65) days following a voluntary written resignation of the Borrower under the Employment Agreement between the Company and Borrower dated April 9, 2003 (the "Employment Agreement") or (iii) sixty-five (65) days following the termination of Borrower's employment for Cause under the Employment Agreement (the "Maturity Date").

        Interest on the principal amount outstanding under this Promissory Note (the "Note") shall accrue at a rate equal to the Applicable Rate (as defined below); provided, however, that in no event shall such rate exceed the maximum legal rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate, and as to which Borrower could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be determined by reference to the indicated rate ceiling (as defined and described in the Texas Finance Code, Section 303.301, et seq., as amended) at the applicable time in effect. For all purposes herein, "Applicable Rate" means the mid-term applicable federal rate for July 2004 pursuant to Section 1274(d) of the Internal Revenue Code (which rate, based on compounding annually, is stated as 4.11%).

        The Borrower promises to pay interest on the unpaid principal amount annually, beginning April 28, 2005, until the principal amount and accumulated interest, if any, is paid in full (such dates, the "Interest Payment Dates"). Interest charges will be calculated on the principal amount outstanding hereunder on the number of days said amount is outstanding on the basis of a 365 day year. If payments of interest are not made when due on the Interest Payment Date, interest shall accrue at the Applicable Rate on the accumulated interest as of such Interest Payment Date in the same manner as interest on the principal amount outstanding.

        Principal and interest are payable in lawful money of the United States of America.

        2.     Prepayment. Borrower may prepay all or any portion of the principal sum of this Note at any time prior to the Maturity Date, with no premium or penalty. Payments, if any, received between the date hereof and the Maturity Date, other than payments made on the Interest Payment Dates, shall be considered to be repayments of the principal amount of the Note.

        3.     Security. This Note is secured in part by a pledge of Special Units of Copano Energy, L.L.C. under the terms of a Pledge Agreement of even date herewith and is subject to all of the provisions thereof.

        4.     Forgiveness. Upon each of April 1, 2005 and April 1, 2006 and provided that Borrower is employed by the Company on each of such dates, the Company shall forgive one-half (1/2) of the original principal amount of this Promissory Note plus interest accrued and unpaid to such date. Additionally, upon the occurrence of any of the following, the Company shall forgive any outstanding principal and accrued and unpaid interest under this Promissory Note:

            (i)  upon a termination by the Company of Borrower's employment other than for Cause under the Employment Agreement, including termination upon Borrower's death or disability; or

B-1

           (ii)  upon a Liquidating Event (as defined in the Employment Agreement).

        5.     Amendment; Waiver. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by either party in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company and the Borrower under this Note are in addition to any other rights and remedies which either the Company or the Borrower may have.

        6.     Collection. Should this instrument or any part of the indebtedness hereby be collected by law or through an attorney-at-law, the holder hereof shall, if permitted by applicable law, be entitled to collect from Borrower reasonable attorneys' fees and all other costs of collection. Borrower hereby waives presentment, demand, protest and notice of any kind, including notice of presentment, demand, protest, dishonor and non-payment.

        7.     Usury. It is the intention of Borrower and the Company to conform strictly to the usury laws in force in the State of Texas and the United States of America. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by the Company, or if the same is prepaid prior to maturity, all unearned interest shall be canceled automatically, or if theretofore paid, shall be credited on the unpaid principal amount of this Note, or if the principal amount of this Note has been paid, refunded to Borrower, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that the Company may charge Borrower under applicable law and in regard to which Borrower may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Borrower or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

        8.     Miscellaneous. The validity, construction, effect, performance and enforcement of this Note shall be governed in all respects by the laws of the State of Texas. Every provision of this Note is intended to be severable. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note. This Note shall be binding upon Borrower and its respective heirs, legal representatives, successors and assigns.

R. Bruce Northcutt

Agreed to and accepted as of the date set forth above:

COPANO/OPERATIONS, INC.

John R. Eckel, Jr. Chairman and Chief Executive Officer

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Exhibit C

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this "Agreement") dated as of July 30, 2004, is made by R. Bruce Northcutt (the "Pledgor"), an individual residing at 1902 Rycroft Drive, Spring, Texas 77386, to Copano/Operations, Inc., a Texas corporation (the "Lender"), with an address at 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

        PRELIMINARY STATEMENTS:

        (1)   Pledgor is the owner of the Special Units (the "Pledged Units") described in Schedule I hereto and issued by Copano Energy, L.L.C., a Delaware limited liability company ("Copano Energy").

        (2)   Pledgor has entered into an Employment Agreement with Lender dated as of April 9, 2003 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Employment Agreement"). As part of the employment relationship set forth in the Employment Agreement, Lender agreed to loan to Pledgor $120,000.00 to finance the payment of the purchase price for the Pledged Units (the "Purchase Price"). Effective April 1, 2004, one-third of the Pledgor's obligation to pay the Purchase Price was forgiven. Accordingly, Lender has now agreed to loan Pledgor $80,000 (the "Loan") as evidenced by the Promissory Note of even date herewith (the "Note"). As security for repayment of the Loan, Pledgor has agreed to make the pledge of the Pledged Units as described herein.

        NOW THEREFORE, in consideration of the premises and in order to induce Lender to make the Loan, Pledgor hereby agrees as follows:

        SECTION 1. Defined Terms and Related Matters.

        (a)   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

        (b)   Unless otherwise defined herein, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as currently in effect in the State of Texas are used herein as therein defined.

        SECTION 2. Pledge. Pledgor hereby pledges to Lender, and grants to Lender a security interest in, the following (the "Pledged Collateral"):

            (i)  the Pledged Units and the certificates or instruments representing the Pledged Units, if any;

           (ii)  all dividends (cash or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Units; and

          (iii)  all proceeds, interest, profits and other income of or on any of the foregoing.

        The inclusion of proceeds in this Agreement does not authorize Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

        SECTION 3. Security for Obligations. This Agreement secures the prompt and complete (a) payment of all obligations of Pledgor to Lender now or hereafter existing under the Note and (b) performance and observance by Pledgor of all covenants and conditions contained herein and in the Note, whether for principal, interest, fees, expenses or otherwise (all such obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter referred to as the "Obligations").

        SECTION 4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right, at any time after the failure of Pledgor to satisfy the Note in accordance with its terms (an "Event of Default") in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a) hereof. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

        (a)   This Agreement has been duly executed and delivered by Pledgor. This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity (whether considered in a suit at law or in equity).

        (b)   Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and for the rights set forth in the Restricted Unit Purchase Agreement between Pledgor and Copano Energy dated April 9, 2003 (the "Restricted Unit Purchase Agreement").

        (c)   There is no action, suit or proceeding at law or in equity or by or before any governmental authority or arbitration tribunal now pending or, to the best knowledge of Pledgor, threatened against Pledgor which reasonably could expect to have a material adverse effect on Pledgor's ability to perform its obligations hereunder.

        SECTION 6. Further Assurances. Pledgor agrees that from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor will furnish to Lender from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as Lender may reasonably request, all in reasonable detail.

        SECTION 7. Voting Rights; Dividends; Etc.

        (a)   Prior to the maturity date of the Note and the satisfaction of any unpaid principal and any accrued and unpaid interest in accordance with the Note, and so long as no Event of Default shall have occurred and be continuing and Lender has not delivered the notice specified in Section 7(b):

            (i)  Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

           (ii)  Pledgor shall be entitled to receive and retain any and all dividends or distributions and interest paid in respect of the Pledged Collateral, provided, however, that any and all (A) dividends or distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Lender to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii)  Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise any voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

        (b)   Upon the occurrence of an Event of Default and during its continuation, at the option of Lender exercised in a writing sent to Pledgor:

            (i)  All rights of Pledgor to exercise any voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and Lender shall thereupon have the sole right to exercise such voting and other consensual rights.

           (ii)  All rights of Pledgor to receive the dividends and interest which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall cease, and Lender shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest.

          (iii)  All dividends or distributions and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION 8. Transfers and Other Liens; Additional Units. Pledgor shall not: (i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except pursuant to the Restricted Unit Purchase Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest created by this Agreement.

        SECTION 9. Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, from time to time after the occurrence of an Event of Default in Lender's sole discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all certificates or instruments made payable to Pledgor representing any interest payment, dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

        SECTION 10. Lender May Perform. If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

        SECTION 11. Lender's Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property.

        SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

        (a)   Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, all subject to the provisions of the Restricted Unit Purchase Agreement. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b)   Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the sole discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 13 hereof) in whole or in part by Lender against, all or any part of the Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

        (c)   In connection with the sale of any Pledged Collateral, Lender is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Lender to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws and regulations, and no sale so made in good faith by Lender shall be deemed not to be "commercially reasonable" because so made.

        (d)   All rights and remedies of Lender expressed herein are in addition to all other rights and remedies possessed by Lender in the Note and any other agreement or instrument relating to the Obligations.

        (e)   Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act and applicable state securities laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Lender shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Copano Energy to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if Copano Energy would agree to do so.

        SECTION 13. Amendments. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by both parties.

        SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or hand delivered to it, addressed to it at its address set forth above, or if to Lender, mailed or hand delivered to it, addressed to it at the address of Lender above, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. If mailed, all such notices and other communications shall be delivered by registered or certified United States Mail, postage prepaid. Such notices and other communications shall be deemed to have been given when received by or on behalf of the addressee.

        SECTION 15. Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.

        SECTION 16. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

        SECTION 17. No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        SECTION 19. Continuing Security Interest; Substitution of Lender. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure to the benefit of Lender and its successors, transferees and assigns. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request, of such of the Pledged Collateral as shall not have been sold or otherwise applied against the Obligations pursuant to the terms hereof. Additionally, upon forgiveness of the Obligations, in whole or in part, pursuant to the applicable terms of the Employment Agreement, Pledgor shall be entitled to the return of the Pledged Collateral as set forth therein.

        SECTION 20. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of Pledgor in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Obligations.

        SECTION 21. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of

            (i)  any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto; or

           (ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note.

        SECTION 22. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

        IN WITNESS WHEREOF, Pledgor hereby duly executes and delivers this Agreement as of the date first above written.

R. Bruce Northcutt

SCHEDULE I

DESCRIPTION OF THE PLEDGED UNITS

Issuer	Number of Special Units
Copano Energy, L.L.C.	100,000 Common Special Units
Copano Energy, L.L.C.	40,000 Junior Special Units

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  Exhibit 10.9